AMENDMENT TO THE FUND PARTICIPATION AGREEMENT
                             DATED OCTOBER 23, 1996
                                     BETWEEN
                               JANUS ASPEN SERIES
                                       AND
                    AMERICAN CENTURION LIFE ASSURANCE COMPANY


In accordance with the provisions of the Fund Participation Agreement dated October 23, 1996 between Janus Aspen Series and American Centurion Life Assurance Company, attached Schedule A is hereby amended to add a new segregated asset account and attached Schedule B is hereby amended to add a new Portfolio.


JANUS ASPEN SERIES

By:      /s/ Bonnie Howe

Name     Bonnie Howe

Title:   Assistant Vice President


AMERICAN CENTURION LIFE
ASSURANCE COMPANY                                 ATTEST

By:      /s/ Ryan Larson                          By:      /s/ Eric L. Marhoun

Name:    Ryan Larson                              Name:    Eric L. Marhoun

Title:   Vice President - Product Development     Title:   Secretary

Date:    October 8, 1997

                                   Schedule A
           Separate Accounts and Associated Contract and Certificates



Name of Separate Account and                      Contract and Certificates
Date Established by Board of Directors            Funded by Separate Account

ACL Variable Annuity Account 1,                   Contract Form 38501
established October 12, 1995                      Certificate Form 38502-NY
                                                  Certificate Form 38503-IRA-NY

ACL Variable Annuity Account 2,                   Contract Form 45054
established October 12, 1995

Date:    October 8, 1997

                                   Schedule B

Portfolios of Janus Aspen Series
Available as an Investment Vehicle of the Accounts

Under ACL Variable Annuity Account 1:

Growth Portfolio
Worldwide Growth Portfolio


Under ACL Variable Annuity Account 2:

Worldwide Growth Portfolio
Balanced Portfolio


Date:    October 8, 1997